8

                       ADVISORY AGREEMENT


                     ALLIANCEBERNSTEIN TRUST

                   1345 Avenue of the Americas
                    New York, New York 10105

                                   January 31, 2001, as amended
                                   September 7, 2004


ALLIANCE CAPITAL MANAGEMENT L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

          AllianceBernstein Trust (the Trust), on behalf of each of its series listed on Schedule I hereto (each, a Fund), herewith confirms our agreement with you as follows:

          1. We are an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the Act). We are currently authorized to issue separate classes of shares and our Trustees are authorized to reclassify and issue any unissued shares to any number of additional classes or series each having its own investment objective, policies and restrictions, all as more fully described in the prospectuses and the statement of additional information constituting parts of our Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended, and the Act (the Registration Statement). We propose to engage in the business of investing and reinvesting the assets of each Fund in securities (the portfolio assets) of the type and in accordance with the limitations specified in our Agreement and Declaration of Trust (Declaration of Trust), Bylaws and Registration Statement, and any representations made in our prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by our Trustees. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

          2. (a) We hereby employ you to manage the investment and reinvestment of the portfolio assets as above specified and, without limiting the generality of the foregoing, to provide the management and other services specified below.

             (b) You will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

             (c) You will report to our Trustees at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Trustees as well as the limitations imposed by our Declaration of Trust and in our Registration Statement, in each case as amended from time to time, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and practices, including restrictions, applicable to each of our portfolios.

             (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this Agreement and at our request you will provide to us persons satisfactory to our Trustees to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and the costs of printing our prospectuses and reports to shareholders and fees related to registration with the Commission and with state regulatory authorities).

          3. We hereby confirm that we shall be responsible and hereby assume the obligation for payment of all of our expenses, including: (a) payment to you of the fee provided for in paragraph 5 below; (b) custody, transfer and dividend disbursing expenses; (c) fees of our Trustees who are not your affiliated persons; (d) legal and auditing expenses; (e) clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of maintenance of our existence as a Massachusetts business trust; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Commission and with state regulatory authorities; and (l) such promotional, shareholder servicing and other expenses as may be contemplated by one or more effective plans pursuant to Rule 12b-1 under the Act or one or more duly approved and effective non-Rule 12b-1 shareholder servicing plans, in each case provided, however, that our payment of such promotional, shareholder servicing and other expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan or plans.

          4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          5. In consideration of the foregoing we will pay you a monthly fee in respect of each Fund at the annualized rate of such Funds average daily net assets as set forth on Schedule I hereto. Your compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. In the event of any termination of this Agreement with respect to a Fund, your compensation will be calculated on the basis of a period ending on the last day on which this Agreement is in effect with respect to such Fund, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

          6. This Agreement shall become effective on the date hereof and shall remain in effect until January 31, 2003 and continue in effect thereafter with respect to a Fund only so long as its continuance with respect to that Fund is specifically approved at least annually by our Trustees or by a vote of a majority of the outstanding voting securities (as defined in the Act) of such Fund, and, in either case, by a vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Trustees who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as our Trustees), and provided further, however, that if the continuation of this Agreement is not approved as to a Fund, you may continue to render to such Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as defined in the Act) of such Fund, or by a vote of our Trustees on 60 days written notice to you, or by you with respect to any Fund on 60 days written notice to us.

          7. This Agreement shall not be amended as to any Fund unless such amendment is approved by vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Trustees who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as our Trustees), and, if required by law, by vote of a majority of the outstanding voting securities (as defined in the Act) of such Fund. Shareholders of a Fund not affected by any such amendment shall have no right to participate in any such vote.

          8. As to any particular Fund, this Agreement may not be assigned by you and, as to such Fund, this Agreement shall terminate automatically in the event of any assignment by you.
The term assignment as used in this paragraph shall have the meaning ascribed thereto by the Act and any regulations or interpretations of the Commission thereunder.

          9. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of Alliance Capital Management 7 Corporation, your general partner, who may also be a Trustee, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

             (b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

          10. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the terms Alliance, Bernstein or AllianceBernstein. You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term Alliance, Bernstein or AllianceBernstein or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

          11. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

          12. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each of the respective Funds.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                              Very truly yours,

                              ALLIANCEBERNSTEIN TRUST

                              By:
                                 ________________________
                                 Mark R. Manley
                                 Secretary


Agreed to and accepted as of January 31, 2001, as amended
September 7, 2004


ALLIANCE CAPITAL MANAGEMENT L.P.


By:  ALLIANCE CAPITAL MANAGEMENT
   CORPORATION, its general partner

By:
  ________________________
  Marc O. Mayer
  Executive Vice President








S:\MF_Legal\Advisory Agreements\9-7-04 ABT.doc

                                                       SCHEDULE I

Fund                             Fee

AllianceBernstein Global Value   .75 of 1.00% of the first $2.5
Fund                             billion, .65 of 1.00% of the
                                 excess over $2.5 billion up to
                                 $5 billion and .60 of 1.00%
                                 over $5 billion

AllianceBernstein International  .75 of 1.00% of the first $2.5
Value Fund                       billion, .65 of 1.00% of the
                                 excess over $2.5 billion up to
                                 $5 billion and .60 of 1.00%
                                 over $5 billion

AllianceBernstein Small Cap      .75 of 1.00% of the first $2.5
Value Fund                       billion, .65 of 1.00% of the
                                 excess over $2.5 billion up to
                                 $5 billion and .60 of 1.00%
                                 over $5 billion

AllianceBernstein Value Fund     .55 of 1.00% of the first $2.5
                                 billion, .45 of 1.00% of the
                                 excess over $2.5 billion up to
                                 $5 billion and .40 of 1.00%
                                 over $5 billion




S:\MF_Legal\Advisory Agreements\9-7-04 ABT.doc